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                                        1                          EXHIBIT 10(l)


                                AMENDMENT ONE TO

                                HARTE-HANKS, INC.

                            RESTORATION PENSION PLAN

                As Amended and Restated Effective January 1, 2000



         WHEREAS, effective as of January 1, 2000, Harte-Hanks, Inc. (the "Corporation") amended and restated the Harte-Hanks, Inc. Restoration Pension Plan (the "Plan") to provide retirement and retirement-related benefits for a select group of highly compensated employees;

         WHEREAS, by the terms of Section 8 of the Plan, the Plan may be amended by the Board of Directors of the Corporation; and

         WHEREAS, the Board of Directors of the Corporation has approved the amendment to the Plan set forth below in order to change the definition of "Covered Compensation" to reflect a change in the manner in which the Corporation sets maximum potential bonuses;

         NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2000, as follows:

         1. The third sentence of Section 2 of the Plan is hereby amended to read in its entirety as follows:

                  " 'Covered Compensation' shall mean Compensation as defined in the Basic Plan without regard to the limitation imposed by
                  Section 401(a)(17) of the Code, except that (a) the amount of bonus that otherwise would have been included in the Participant's Compensation for a given calendar year ending prior to January 1, 2001 shall not exceed an amount equal to the 100% potential bonus level established for that Participant for the year for which such bonus was paid, (b) the amount of bonus that otherwise would have been included in the Participant's Compensation for a given calendar year ending after December 31, 2000 shall not exceed an amount equal to the 50% potential bonus level established for that Participant for the year for which such bonus was paid, and
                  (c) any salary or bonuses deferred by the Participant under an unfunded, nonqualified deferred compensation plan of the Employer pursuant to the Participant's election shall be included in the Participant's Covered Compensation for the purposes of the Restoration Plan in the calendar year during which such salary or bonuses would have been paid to the Participant in the absence of such election to defer."

         IN WITNESS WHEREOF, HARTE-HANKS, INC. has caused this instrument to be executed by its duly authorized officer on the ____ day of ________________, 20___, to be effective as of January 1, 2000.

                                          HARTE-HANKS, INC.


                                          By
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                                          Title:
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